Schedule B

Trusts and Portfolios Covered by the Amended and Restated Sub-Advisory Agreement between

Fidelity Management & Research Company LLC

and

Fidelity Management & Research (Hong Kong) Limited

Name of Trust	Name of Portfolio	Effective Date	Annual Sub-Advisory Fee Rate (bp)
0.5 x (individual fund fee rate + group fee rate)
Fidelity Hastings Street Trust	Fidelity Series Emerging Markets Debt Fund	01/19/2011	0.5 x (55 bp + group fee rate)
Fidelity Hastings Street Trust	Fidelity Series Emerging Markets Debt Local Currency Fund	06/10/2020	0.5 x (55 bp + group fee rate)
Fidelity Summer Street Trust	Fidelity Series Floating Rate High Income Fund	01/19/2011	0.5 x (45 bp + group fee rate)
Fidelity Summer Street Trust	Fidelity Series High Income Fund	01/19/2011	0.5 x (45 bp + group fee rate)

Fidelity Management & Research Company LLC	Fidelity Management & Research (Hong Kong) Limited

By: /s/Christopher J. Rimmer___

By: /s/Christopher J. Rimmer____

Name: Christopher J. Rimmer

Name: Christopher J. Rimmer

Title: Treasurer

Title: Treasurer